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                                                                    EXHIBIT 23.1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Simmons Company

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Simmons Company (the "Company") at December 28, 2002 and December 29, 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 28, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of SC Holdings, Inc. ("SC Holdings") on February 28, 2003 in a transaction accounted for in a manner similar to a pooling of interests, as described in Note 3 to the consolidated financial statements. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangibles to comply with Statement of Financial Accounting Standards ("SFAS") No. 142 and adopted SFAS No. 145 which required the Company to reclassify losses related to the early extinguishment of debt.

As discussed in Note 21 to the consolidated financial statements, the Company has given retroactive effect in these financial statements to the reverse stock split.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
March 3, 2003, except for Notes 3, 5 and 21 as to which the date is September 2, 2003

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